SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2003

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-18225	77-0059951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California		95134-1706
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 526-4000

Not applicable
(Former name or former addressed, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

99.1	Press Release, dated May 6, 2003, reporting the results of operations of Cisco Systems, Inc. (the “Registrant”) for its fiscal third quarter ended April 26, 2003 (furnished and not filed herewith solely pursuant to Item 12).

Item 9. Regulation FD Disclosure. (Information furnished pursuant to Item 12. Results of Operations and Financial Condition)

          On May 6, 2003, the Registrant reported its results of operations for its fiscal third quarter ended April 26, 2003. A copy of the press release issued by the Registrant concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

          The information contained herein and in the accompanying exhibit is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” in accordance with interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

          In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Registrant provides pro forma net income and pro forma net income per share in the press release as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. The Registrant’s management believes that this presentation of pro forma net income and pro forma net income per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, management uses these measures for reviewing the financial results of the Registrant and for budget planning purposes.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: May 6, 2003	By:	/s/ Larry R. Carter

	Name:	Larry R. Carter
	Title:	Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release of Registrant, dated May 6, 2003, reporting the results of operations for the Registrant’s third fiscal quarter ended April 26, 2003.